Exhibit 10.4

THIRD AMENDMENT TO LEASE AGREEMENT

AGREEMENT made as of the 11th day of November, 2003 by and between MITCHMAR ATLANTA PROPERTIES, INC., a Delaware Corporation having its principal office at c/o Jacobson Family Investments, 152 West 57th Street, 56th Floor, New York, NY 10019 (hereinafter called “Landlord”), and SID TOOL CO., INC., a New York corporation having its principal office at 75 Maxess Road, Melville, New York 11747 (hereinafter called “Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into an Agreement of Lease dated as of July 13, 1989, as amended by a First Amendment to Lease dated as of August 10, 1996 and Second Amendment to Lease dated as of March, 2003 (collectively the “Lease”) for the lease of the 376,738 square foot building (the “Building”) and an additional 148,000 square foot space (to be added to the Building by Tenant pursuant to the Second Amendment of Lease) located at 6700 Discovery Boulevard, Mableton, Georgia together with two building lots known as Parcel A and Parcel B as shown on Exhibit A attached hereto and made a part hereof (the “Demised Premises” or “Premises”); and

WHEREAS, Landlord and Tenant desire to amend the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
Definitions

1.1           The recitals are specifically incorporated into the body of this Agreement and shall be binding upon the parties hereto.

1.2           Unless expressly set forth to the contrary and except as modified by this Agreement, all capitalized or defined terms shall have the meanings ascribed to them in the Lease.

ARTICLE II
Lease Modifications

2.1           Operating Expenses.  Effective as of the date hereof, Paragraph 48a(1) of the Lease, is hereby modified and amended by deleting such paragraph and inserting the following:

(a)           For the purpose of this Lease,

(1)           “Operating Expenses” shall mean any and all costs and expenses (excluding Taxes) paid or incurred by Tenant in connection with the operation, servicing, maintenance and repair of the Building (or any part thereof) of which the Demised Premises is a part and the parking lots and other facilities appurtenant thereto or used in connection therewith

(collectively, the “Facility”). Tenant agrees to enter into contracts directly with the appropriate companies and/or agencies to operate, service, maintain and repair the Building, as Landlord shall deem reasonably necessary. Tenant shall provide Landlord copies of all such contracts and/or other forms of proof of compliance with this paragraph. Operating Expenses shall include, without limitation, the following:”

2.1.1                      Operating Expenses.  Effective as of the date hereof, Paragraph 48b is deleted in its entirety and the following shall be inserted;

“Tenant shall pay the amount of the Operating Expenses for such Operating Year directly to the appropriate company and/or agency which provides such service.”

2.1.2                      Insurance.  Effective as of the date hereof, Paragraph 55(a) of the Lease is hereby modified and amended by inserting “Tenant covenants and represents that during the entire term of this Lease it will provide and keep in force for the benefit of Owner and others hereafter named by Owner from time to time fire and extended coverage, rent casualty, boiler, sprinkler and any other insurance Landlord shall reasonably require Tenant to carry, but in no event shall such insurance be less than the full replacement value.”

ARTICLE III
Broker

3.1           Tenant represents that this Agreement was not brought about by any broker and all negotiations with respect to this Agreement were conducted exclusively between Landlord and Tenant.  Tenant agrees that if any claim is made for commissions by any broker through or on account of any acts of Tenant, Tenant will hold Landlord free and harmless from any and all liabilities and expenses in connection therewith, including Landlord’s reasonable attorney’s fees and disbursements.

ARTICLE IV
Ratification

4.1           Tenant represents and warrants that the Lease is presently in full force arid effect, that no event of default has occurred on the part of Landlord and that Tenant has no defense or right of offset in connection with Landlord’s performance under the Lease to this date.

4.2           The parties hereby ratify and confirm all of the terms, covenants and conditions of the Lease, except to the extent that those terms, covenants and conditions are amended, modified or varied by this Agreement. If there is a conflict between the provisions of the Lease and the provisions of this Agreement, the provisions of this Agreement shall control.

4.3           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and/or assigns.

IN WITNESS WHEREOF, the parties have executed this Lease Modification and Extension Agreement as of the day and year first above written.

                MITCHMAR ATLANTA PROPERTIES, INC.

                By:__________________________________
                  Name: J. Robert Small
                  Title:   Secretary

                SID TOOL CO., INC.

                By:_________________________________
                  Name: Shelley M. Boxer
                  Title:   V.P. Finance